IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: SRC LIQUIDATION COMPANY, et al.,[1] Debtors.	Chapter 11 Case No. 15-10541 (BLS) Docket Ref. No. 1331

NOTICE OF EFFECTIVE DATE OF SECOND AMENDED CHAPTER 11 PLAN OF LIQUIDATION
FOR SRC LIQUIDATION COMPANY AND ITS AFFILIATES (WITH TECHNICAL
MODIFICATIONS) UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE THAT:

1.

Confirmation Order.  On November 19, 2015, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Chapter 11 Plan of Liquidation for SRC Liquidation Company and its Affiliates (with Technical Modifications) (the “Plan”), dated November 18, 2015.  Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan.  The Effective Date of the Plan occurred on December 18, 2015.

2.

Plan Injunction. Confirmation of the Plan shall operate as an injunction against the commencement or continuation of any act or action to collect, recover, or offset from the Estates (unless such offset rights were asserted in writing prior to the Confirmation Date), the GUC Trust, the Secured Creditor Trust, or any of their property, any Claim or Equity Interest treated in the Plan or any actions to interfere with the implementation and consummation of the Plan, except as otherwise expressly permitted by the Plan or the Confirmation Order or by Final Order enforcing the terms of the Plan.  The Bankruptcy Court shall have jurisdiction to determine and award damages and/or other appropriate relief at law or in equity for any violation of such injunction, including compensatory damages, professional fees and expenses, and exemplary damages for any willful violation of said injunction.

3.

Executory Contracts and Unexpired Leases Deemed Rejected.  On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors that have not been assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected, pursuant to the Confirmation Order, as of the Confirmation Date, provided that to the extent the D&O Policies, the Chubb Settlement Agreement, the Asset Purchase Agreement, the MTSA, the Side Letter, and any other related agreements with Taylor are executory, the D&O Policies, the Chubb Settlement Agreement, the Asset Purchase Agreement, the MTSA, the Side Letter, and any other related agreements with Taylor shall not be deemed rejected but shall be deemed assumed by the Liquidating Debtors as of the Effective Date and shall remain in full force and effect following the occurrence of the Effective Date.

___________________________

The Debtors and the last four digits of their respective taxpayer identification numbers are as follows:  SRC Liquidation Company (5440); SR Liquidation Holding Company (3186); SR Liquidation Technologies, Inc. (3180); SR Liquidation International, Inc. (1861); iMLiquidation, LLC (6337); SR Liquidation of Puerto Rico Inc. (0578); SR Liquidation Mexico Holding Company (1624); Standard Register Holding, S. de R.L. de C.V. (4GR4); Standard Register de México, S. de R.L. de C.V. (4FN0); Standard Register Servicios, S. de R.L. de C.V. (43K5); and SR Liquidation Technologies Canada ULC (0001). The headquarters for the above-captioned Debtors is located at 600 Albany Street, Dayton, Ohio 45417.

4.

Cancellation of Equity Interests.  In accordance with Section 1.7 of the Plan, on the Effective Date, except as otherwise set forth in the Plan, and except for purposes of evidencing a timely asserted Claim, all notes, stock, instruments, certificates, and other documents evidencing any Claims or Equity Interests shall be cancelled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or an any way related thereto shall be discharged.

5.

Bar Date For Rejection Damages.  If the rejection by the Debtors of an Executory Contract or an Unexpired Lease pursuant to Section 5.1 of the Plan results in damages to the other party or parties to such Executory Contract or Unexpired Lease, a Claim for such damages arising from such rejection shall not be enforceable against the Debtors or their Estates or agents, successors, or assigns, unless a proof of Claim is filed with Prime Clerk LLC (the “Claims Agent”) at the following address:

SRC Liquidation Claims Processing Center

c/o Prime Clerk, LLC

830 Third Avenue, Third Floor

New York, New York 10022

As set forth in the Notice of (i) Confirmation of Chapter 11 Plan and (ii) Deadline to File Claims Based on Rejection of Executory Contracts or Unexpired Leases and Abandoned Assets [Docket No. 1345], a proof of Claim will be deemed timely only if the original proof of Claim is mailed or delivered by hand, courier or overnight service so as to be actually received by the Claims Agent on or before 4:00 p.m. (prevailing Eastern Time) on December 28, 2015.  Proofs of Claim may not be sent by facsimile, telecopy, electronic mail or other form of electronic transmission.  A claimant who wishes to receive acknowledgement of receipt of its proof of Claim may submit a copy of the Proof of Claim and a self-addressed, stamped envelope to the Claims Agent along with the original Proof of Claim.

If you file a proof of Claim, your proof of Claim must: (a) be written in the English language; (b) be denominated in lawful currency of the United States as of the Petition Date; (c) conform substantially to the enclosed proof of claim form or Official Bankruptcy Form No. 10 (“Official Form 10”);2 (d) set forth with specificity the legal and factual basis for the alleged Claim; (e) include supporting documentation (or, if such documentation is voluminous, a summary of such documentation) or an explanation as to why such documentation is not available; and (f) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant.

Any Person that is required to file a proof of Claim arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 7.2 of the Plan and the Confirmation Order.

6.

Applications for Professional Fees.  All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is thirty (30) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Administrative Expense Claim.

7.

Administrative Expense Claims Bar Date.  Holders of Administrative Expense Claims (other than Professional Fees) accruing from March 12, 2015 through the Effective Date must file requests for payment of Administrative Expense Claims so as to be actually received on or before 4:00 p.m. (prevailing Eastern Time) on January 18, 2016 by the Claims Agent at the following address:

SRC Liquidation Claims Processing Center

_______________________

Official Form 10 can be found at www.uscourts.gov/bkforms/index.html, the Official Website for the United States Bankruptcy Courts.

c/o Prime Clerk, LLC

830 Third Avenue, Third Floor

New York, New York 10022

All such requests for payment must: (i) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant; (ii) be written in the English language; (iii) denominate the claim in lawful currency of the United States as of the Administrative Expense Bar Date; (iv) indicate the particular Debtor against which the claim is asserted; and (v) include supporting documentation (or, if such documentation is voluminous, include a summary of such documentation) or an explanation as to why such documentation is not available.

The following Claims are not required to be filed on or before the Administrative Expense Claims Bar Date:

(a)

Professional Fee Claims;

(b)

any Administrative Expense Claims that (i) have been previously paid by the Debtors in the ordinary course of business or otherwise or (ii) have otherwise been satisfied;

(c)

any Administrative Expense Claims previously filed with the Claims Agent or the Court;

(d)

any Administrative Expense Claim that has been Allowed by prior order of the Bankruptcy Court;

(e)

any claims by any officer or director of the Debtors immediately prior to the Effective Date;

(f)

any claims for bonus payments arising under the Key Employee Incentive Plan approved by order of the Bankruptcy Court [Docket No. 503];

(g)

any claims by any direct or indirect non-debtor subsidiary or affiliate of the Debtors;

(h)

any claims for fees payable to the Clerk of this Court;

(i)

any U.S. Trustee Fees; and

(j)

any claim by a governmental unit for a tax or penalty described in section 503(b)(1)(B) and (C) of the Bankruptcy Code, as provided for in section 503(b)(1)(D).

Any Person that is required to file a request for  payment of an Administrative Expense Claim under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claim, and such Administrative Expense Claim shall not be enforceable against the Secured Creditor Trust, the GUC Trust, the Liquidating Debtors, the Estates, and their respective properties, and the Secured Creditor Trust, the GUC Trust, the Liquidating Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Administrative Expense Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Administrative Expense Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 7.2 of the Plan and the Confirmation Order.

8.

Inquiries by Interested Parties.  For questions about the Plan, the Confirmation Order, this Notice, or the Effective Date, parties should contact the Debtors’ Claims Agent, Prime Clerk, LLC, at (855) 842-4124.  The Plan, the Confirmation Order, and related documents may be examined free of charge at http://cases.primeclerk.com/standardregister.  The Plan and the Confirmation Order are also on file with the Court and may be viewed by accessing the Court’s website at www.deb.uscourts.gov.  To access documents on the Court’s website, you will need a PACER password and login, which you can be obtained at www.pacer.psc.uscourts.gov. PLEASE DO NOT CONTACT THE BANKRUPTCY COURT.

Dated:    December 18, 2015

Wilmington, Delaware

YOUNG CONAWAY STARGATT & TAYLOR, LLP

 /s/ Andrew L. Magaziner

Michael R. Nestor (No. 3526)

Kara Hammond Coyle (No. 4410)

Andrew L. Magaziner (No. 5426)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone:  (302) 571-6600

Facsimile:  (302) 571-1253

-and-

GIBSON, DUNN & CRUTCHER LLP

Michael A. Rosenthal (NY No. 4697561)

Jeremy L. Graves (CO No. 45522)

Matthew G. Bouslog (CA No. 280978)

200 Park Avenue

New York, New York 10166-0193

Chicago, IL 60654-5313

Telephone:  (212) 351-4000

Facsimile:  (312) 351-4035

Counsel to the Debtors and Debtors in Possession